Exhibit 10.30

THE MBIA INC. 2005 OMNIBUS INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

NONQUALIFIED STOCK OPTION AGREEMENT, between MBIA Inc., a Connecticut corporation (the “Company”) and              (the “Agreement”), under the Company’s MBIA Inc. 2005 Omnibus Incentive Plan, as amended and as the same may be amended from time to time (the “Plan”).

1. Confirmation of Grant; Option Price. The Company hereby confirms the grant to you, effective as of                  , 2009 (the “Grant Date”), of options (the “Options”) to purchase              shares of the Company’s Common Stock, par value $1.00 per share (“Common Stock”) at an option price of $             per share (the “Option Price”). The Options are not intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. This Agreement is subject in all respects to the terms of the Plan, which are made a part of and incorporated into this Agreement. Terms used in this Agreement with initial capital letters, but not defined herein, shall have the same meanings as under the Plan.

2. Exercisability. Except as otherwise provided in this Agreement, the Options shall become exercisable, subject to the provisions hereof, as follows: 100% of the Options shall become exercisable on the fifth anniversary of the Grant Date. Unless an earlier termination date is specified in accordance with Section 4, the Options shall terminate on the seventh anniversary of the Grant Date (the “Normal Expiration Date”).

3. Method of Exercise and Payment. You may exercise any portion of the Options that has become exercisable by (i) written notice of exercise to the Company’s Secretary in the form attached as Exhibit A1, A2 and A3 hereto or such other form as may be required by the Company from time to time and (ii) either (A) paying the exercise price in full in cash or cash equivalents, including by personal check, or (B) entering into other arrangements with the Company to ensure payment of the exercise price. The exercise price may also be paid in whole or in part in shares of Common Stock held by you for at least six months, based on the Fair Market Value of such Common Stock on the date of exercise.

4. Termination of Employment.

(a) Death or Disability. In the event that your employment with the Company or any of its Subsidiaries terminates by reason of your death or Disability, then 100% of the Options shall be exercisable as of the date of such termination, and such Options may be exercised by you or your beneficiary as designated in accordance with Section 8, at any time on or before the earlier to occur of (i) the Normal Expiration Date or (ii) the first anniversary of your death or termination of employment due to Disability.

(b) Termination for Cause. In the event that your employment with the Company or any of its Subsidiaries is terminated for Cause, all of your unexercised Options (whether or not then exercisable) shall terminate and be canceled immediately upon such termination of employment. Your right to exercise any Options hereunder shall be suspended during any period in which the Company is conducting any investigation to determine whether Cause exists for the termination of your employment. In the event that such investigation results in a determination that Cause exists for a termination of your employment, all of your unexercised Options (whether or not then exercisable) shall terminate and be canceled immediately upon such determination.

(c) Other Termination of Employment. Unless otherwise determined by the Committee, in the event that your employment with the Company or any of its Subsidiaries terminates for any reason other than (i) your death or Disability, (ii) for Cause or (iii) your retirement, then all of your Options that are exercisable at the date of your termination of employment may be exercised at any time prior to the expiration of the term of the Options or the ninetieth day following your termination of employment, whichever period is shorter, and any Options that are not exercisable at the time of your termination of employment shall be immediately forfeited.

(d) Retirement. Upon your Retirement, your Options shall continue to become exercisable as if you remained in the Company’s employ following Retirement, and shall remain exercisable until the earlier of (A) the fourth anniversary of your Retirement and (B) the date on which the Options otherwise expires in accordance with its stated term.

(e) Forfeiture of Options. If, after your termination of employment, the Committee determines that, either during or after your employment by the Company or any of its Subsidiaries, you engaged in conduct that (i) would have permitted the Company or any of its Subsidiaries to terminate your employment for Cause had you still been employed or (ii) otherwise results in damage to the business or reputation of the Company or any of its Subsidiaries, all of the Options that are still outstanding at the time of such determination shall immediately terminate and be canceled immediately upon such determination by the Committee. Upon such a determination by the Committee, the Company may disregard any attempted exercise of the Options by notice delivered prior to such determination, if, at such time, the Company had not completed the steps necessary to effect such exercise. In such case, the Company shall only be obligated to return to you any amounts or shares of Common Stock remitted in order to exercise such Options.

5. Change of Control.

(a) Accelerated Vesting and Payment. Unless the Committee shall otherwise determine in the manner set forth in Section 5(b), in the event of a Change of Control each Option shall become fully exercisable (regardless of whether such Options are at such time otherwise exercisable) and the Committee may, in its discretion, provide that each Option shall be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) over the Option Price.

(b) Alternative Awards. Notwithstanding Section 5(a), no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such Option shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award being hereinafter referred to as an “Alternative Award”), provided that any such Alternative Award must:

(i) be based on stock which is traded on an established securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change of Control;

(ii) provide you with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Option (determined at the time of the Change of Control); and

(iv) have terms and conditions which provide that in the event that your employment is involuntarily or constructively terminated within two years following a Change of Control, except if your employment is terminated for Cause, any conditions on your rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse.

For purposes of this Section 5(b), a “constructive termination” shall mean a termination of employment by you following a material reduction in your base salary or your incentive compensation opportunity or a material reduction in your responsibilities, in either case without your written consent.

6. Tax Withholding. Whenever Common Stock is to be issued pursuant to the exercise of an Option, the Company shall have the power to withhold, or require you to remit, an amount sufficient to satisfy Federal, state, and local withholding tax requirements relating to such transaction, and the Company may defer payment of cash or issuance of Common Stock until such requirements are satisfied. The Committee may permit you to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Common Stock otherwise issuable upon the exercise of an Option withheld or (ii) to deliver to the Company previously acquired shares of Common Stock having a Fair Market Value as of the date of exercise sufficient to satisfy the estimated total Federal, state, and local tax obligation associated with the transaction.

7. Nontransferability of Awards. No Options granted hereby may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that you may transfer the Options to any of your Family Members (including, without limitation, pursuant to a domestic relations order). In order to transfer any options to any Family Member, you must sign and deliver to the Secretary of MBIA a completed Stock Option Transfer Form attached as Exhibit B hereto. Following your death, all rights with respect to Options shall be exercised by your designated beneficiary (or, if applicable, your estate).

8. Beneficiary Designation. You may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under this Agreement is to be exercised in case of your death. Each designation will revoke all prior designations, shall be in a form reasonably acceptable to the Company, and will be effective only when filed in writing with the Secretary of the Company during your lifetime.

9. Adjustment of the Number of Option Shares. The number, class and exercise price of any outstanding Options (and the number of shares of Common Stock subject to outstanding Options), shall be adjusted by the Committee if, in its sole discretion, it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company.

10. Requirements of Law. The granting of Options and the issuance of shares of Common Stock pursuant to the Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No shares of Common Stock shall be issued upon exercise of any Options granted hereunder, if such exercise would result in a violation of applicable law, including the federal securities laws and any applicable state securities laws.

11. No Guarantee of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate your employment at any time, nor confer upon you any right to continue in the employ of the Company or any Subsidiary.

12. No Voting Rights. You shall have no right, in respect of Options granted hereby, to vote on any matter submitted to the Company stockholders until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued.

13. Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to the Plan and this Agreement shall be final and conclusive on all persons affected hereby. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

14. Amendments. The Committee shall have the right, in its sole discretion, to amend this Agreement, from time to time, provided that no such amendment shall impair your rights under this Agreement without your consent. Subject to the preceding sentence, any alteration or amendment of this Agreement by the Committee shall, upon adoption thereof by the Committee, become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Company shall give written notice to you of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This agreement may also be amended in a written document signed by both you and the Company.

15. Miscellaneous.

(a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to the Company or you, as the case may be, at the following addresses or to such other address as the Company or you shall specify by notice to the other party:

(i)	if to the Company, to:

MBIA Inc.

113 King Street

Armonk, NY 10504

Attn: General Counsel

(ii) if to you, to the address recorded on the books and records of the Company.

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

(b) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Connecticut, regardless of the law that might be applied under principles of conflict of laws.

(c) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company and you have duly executed this Agreement as of the date first above written.

Please retain this agreement for your records.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim, General Counsel

EXHIBIT A1 – SHARE NET SETTLEMENT EXERCISE

THE MBIA INC. 2005 OMNIBUS INCENTIVE PLAN

OPTION EXERCISE FORM

Name:

Address:

Social Security Number:

Office Telephone Number:

Pursuant to the terms of the MBIA Inc. 2005 Omnibus Incentive Plan, I hereby exercise the Option granted to me on             , 2009 for the number of shares listed below in accordance with MBIA’s Share Net Settlement Procedures. This exercise form is irrevocable.

1.	Number of shares as to which the option is being exercised:

2.	Per share exercise price:

3.	Delivery of shares:	( )	Certificate (please specify name & address where actual shares should be mailed)

		( )	Electronic (DWAC) to UBS Paine Webber-Greenwich,CT

		( )	Electronic (DWAC) to other broker (specify broker name, DTC#, contact name, phone # & fax #)

4.	Exercise instructions:	Exercise total number of options being exercised at the closing market price on the day the exercise form is submitted (provided submission of the exercise form is prior to 2:00 PM on that day).

5.	Tax Withholding:

I understand that the full amount of any gain upon the exercise of hereunder is subject to ordinary income tax & will be reported on my W-2 for this year & is also subject to withholding for Medicare & social security taxes. I understand that the statutory minimum federal, state & city income tax rates (as applicable) will be applied to this exercise.

I understand that payment of the exercise price and the applicable income tax withholding on the amount by which the aggregate fair market value of the shares that I am purchasing exceeds the aggregate exercise price will be done by netting shares that have an equivalent value to the exercise price and any related withholding taxes.

6.	Application of Blackout Periods: I acknowledge that I cannot sell any of the shares delivered to me pursuant to this exercise during any blackout period imposed by the company.

Date:	Signed:

DO NOT WRITE BELOW THIS LINE

Date Received:	Fair Market Value:

RETURN TO THE SECRETARY OF MBIA INC.

EXHIBIT A2 – CASH NET SETTLEMENT EXERCISE

THE MBIA INC. 2005 OMNIBUS INCENTIVE PLAN

OPTION EXERCISE FORM

Name:

Address:

Social Security Number:

Office Telephone Number:

Pursuant to the terms of the MBIA Inc. 2005 Omnibus Incentive Plan, I hereby exercise the Option granted to me on             , 2007 for the number of shares listed below in accordance with MBIA’s Cash Net Settlement Procedures. This exercise form is irrevocable.

1.	Number of shares as to which the option is being exercised:

2.	Per share exercise price:		$

3.	Delivery of shares:	Electronic (DWAC) to the MBIA designated broker

4.	Exercise instructions:	Exercise total number of options being exercised at the closing market price on the day the exercise form is submitted (provided submission of the exercise form is prior to 2:00 PM on that day).

5.	Sale Instructions:	I hereby authorize MBIA to deliver the net shares to my account with the broker specified above and to instruct the broker to immediately sell the shares upon receipt at the market price at the time of delivery and sale by the broker. (I understand that any gain or loss related to the actual sale will have tax consequences and I should consult with my tax advisor).

6.	Delivery of net proceeds:	( )	Maintain net proceeds in my brokerage account

		( )	Mail a check for the net proceeds to the following address:

7.	Tax Withholding:

I understand that the full amount of any gain upon the exercise of hereunder is subject to ordinary income tax & will be reported on my W-2 for this year & is also subject to withholding for Medicare & social security taxes. I understand that the statutory minimum federal, state & city income tax rates (as applicable) will be applied to this exercise.

I understand that payment of the exercise price and the applicable income tax withholding on the amount by which the aggregate fair market value of the shares that I am purchasing exceeds the aggregate exercise price will be done by netting shares that have an equivalent value to the exercise price and any related withholding taxes.

8.	Application of Blackout Periods: I acknowledge that I cannot sell any of the shares delivered to me pursuant to this exercise during any blackout period imposed by the company.

Date:	Signed:

DO NOT WRITE BELOW THIS LINE

Date Received:	Fair Market Value:

RETURN TO THE SECRETARY OF MBIA INC.

EXHIBIT A3 – CASH EXERCISE

THE MBIA INC. 2005 OMNIBUS INCENTIVE PLAN

OPTION EXERCISE FORM

Name:

Address:

Social Security Number:

Office Telephone Number:

Pursuant to the terms of the MBIA Inc. 2005 Omnibus Incentive Plan, I hereby exercise the Option granted to me on             , 2009 for the number of shares listed below subject to the Cash Exercise Procedures in the Plan. This exercise form is irrevocable.

1.	Number of shares as to which the option is being exercised:

2.	Per share exercise price:		$

3.	Delivery of shares:	( )	Certificate (please specify name & address where actual shares should be mailed)

		( )	Electronic (DWAC) to Paine Webber-Greenwich,CT

		( )	Electronic (DWAC) to other broker (please specify brokerage name, DTC#, contact name, phone & fax #)

4.	Exercise instructions:	Exercise 100% of the total options being exercised at today’s closing market price.

5.	Tax Withholding:

I understand that the full amount of any gain upon the exercise of hereunder is subject to ordinary income tax & will be reported on my W-2 for this year & is also subject to withholding for Medicare & social security taxes. I understand that the statutory minimum federal, state & city income tax rates (as applicable) will be applied to this exercise.

I understand that payment of the exercise price and the applicable income tax withholding on the amount by which the aggregate fair market value of the shares that I am purchasing exceeds the aggregate exercise price will be paid in cash having an equivalent value to the exercise price and any related withholding taxes no later than the business day following the day of exercise. The company will advise the employee the total amount due based on the closing price on the date of exercise. I understand that I must provide the total amount due prior to the issuance of my share certificates.

6.	Application of Blackout Periods: I acknowledge that I cannot sell any of the shares delivered to me pursuant to this exercise during any blackout period imposed by the company.

Date:	Signed:

DO NOT WRITE BELOW THIS LINE

Date Received:	Fair Market Value:

RETURN TO THE SECRETARY OF MBIA INC.

EXHIBIT B

OPTION TRANSFER FORM

Pursuant to the terms of the MBIA Inc. 2005 Omnibus Incentive Plan, the undersigned hereby transfers (#)             options from the options granted on             , 2009 to (insert name of transferee)                                                                                                                                            .

Family member (transferee) information:

Relationship of transferee to the undersigned:

Transferee Address:

Transferee Social Security #:

Transferee Phone #:

Date:	Signed:

The undersigned transferee acknowledges that he/she has read the non-qualified Stock Option Agreement and agrees to abide by its terms.

Transferee Signature:

Transferee Name (print):

Date:

RETURN TO THE SECRETARY OF MBIA INC.